Exhibit 5.2.7

[Letterhead of Watkins Ludlam Winter & Stennis P.A.]

                 , 2010

The McClatchy Company

2100 Q Street,

Sacramento, California 95816

Re:	The McClatchy Company – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special local counsel to The McClatchy Company, a Delaware corporation (the “Company”) and Gulf Publishing Company, Inc., a Mississippi corporation (the “Guarantor”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate of up to $875,000,000 in principal amount of its 11.50% Senior Secured Notes due 2017 (the “Exchange Notes”) to be issued in exchange (the “Exchange Offer”) for a like principal amount of the Company’s outstanding 11.50% Senior Secured Notes due 2017 (the “Outstanding Notes”) upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes are guaranteed by the Guarantor (the “Outstanding Guarantee”). The Registration Statement also covers issuance of the guarantee by the Guarantor of the Exchange Notes pursuant to the Exchange Offer (the “Exchange Notes Guarantee”). The Exchange Notes and the Exchange Notes Guarantee to be issued pursuant to the Exchange Offer are collectively referred to herein as the “Securities.” The Outstanding Notes and Outstanding Guarantee were issued, and the Securities will be issued, pursuant to an Indenture, dated as of February 11, 2010 (the “Indenture”), among the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Our opinion is based on our review of the following documents (collectively, the “Transaction Documents”), the Corporate Documents (as hereinafter defined) and all such other documents and rules of law as we have deemed necessary to give this opinion: (a) the Registration Statement, in the form filed with the Commission; (b) the Registration Rights Agreement, dated as of February 11, 2010, by and among the Company, the Subsidiary Guarantors and the initial purchasers listed therein; (c) the Indenture; and (d) specimens of the certificates representing the Exchange Notes and the Exchange Notes Guarantee, included as exhibits to the Indenture.

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.

                 , 2010

We are members of the Mississippi State Bar, do not purport to be experts on or generally familiar with or qualified to express opinions based on the laws of any states other than the State of Mississippi. We express no opinion herein concerning any laws other than the laws of the State of Mississippi.

We have reviewed copies of: (i) a Certificate of Existence/Authority (the “Certificate of Good Standing”) for the Guarantor, dated as of June 3, 2010, issued by the Mississippi Secretary of State; (ii) the Articles of Incorporation of the Guarantor, dated June 12, 1968, as amended by the Articles of Amendment dated August 8, 1968 (collectively, the “Charter”); (iii) the Bylaws of the Guarantor (the “Bylaws”); and (iv) Unanimous Consents of the board of directors of the Guarantor dated February 1, 2010 (the “Resolutions” and together with the Certificate of Good Standing, the Charter, and the Bylaws, collectively, the “Corporate Documents”).

We have assumed, with your permission the following:

(a) The genuineness of all signatures on and the authenticity of all documents submitted to us as originals.

(b) The conformity to original documents of documents submitted to us as certified or photostatic copies.

(c) Any documents that are expressly governed by the laws of a state other than the State of Mississippi pursuant to a provision in such document constitute the legal, valid, binding and enforceable obligations of the parties thereto under the laws of the jurisdiction chosen.

(d) Each of the parties to the Transaction Documents, except for the Guarantor, (i) is duly organized and incorporated, (ii) is validly existing, (iii) is in good standing under the laws of the respective jurisdiction of its incorporation or its organization and (iv) has the full power and authority under the laws of the jurisdiction of its respective incorporation or organization to enter into the transactions contemplated by the Transaction Documents to which each is a party, to execute and deliver the Transaction Documents to which each is a party and to perform its respective duties, obligations and privileges expressed in the Transaction Documents executed by each.

(e) The Transaction Documents have been duly authorized, executed and delivered by the parties thereto, except for the Guarantor, for reasonably equivalent value received by each such party and the Company and the Guarantor shall receive benefits and/or consideration for the Notes being issued by the Company under the Transaction Documents.

(f) That all natural persons involved in the transactions contemplated by the Transaction Documents or any documents executed in connection with the Transaction Documents have sufficient legal capacity to enter into and perform their respective obligations under the Transaction Documents and to carry out their roles in the Transaction Documents.

                 , 2010

(g) That the conduct of the parties to the Transaction Documents and their counsel complies with any requirement of good faith, fair dealing and conscionability and without notice or knowledge of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created by any of the Transaction Documents.

(h) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

(i) That the representations and warranties as to factual matters made by the parties to the Transaction Documents and pursuant thereto are correct.

(j) That the representations and warranties made by officers or members of the Company and the Guarantor as to factual matters made in the certificates delivered in connection with the Transaction Documents are correct.

(k) That the parties to the Transaction Documents have complied and will comply with their obligations under the Transaction Documents.

Based upon and subject to the foregoing, and in reliance on and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1. The Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Mississippi and is in good standing under such laws.

2. The Guarantor has the corporate power to (a) guarantee the Exchange Notes and (b) execute and deliver the Exchange Guarantee and to carry out and perform its obligations under the terms of the Exchange Guarantee.

3. All corporate action on the part of the Guarantor, its directors and shareholders necessary for the authorization, execution and delivery of the Exchange Guarantee, and the performance by the Guarantor of its obligations under the Exchange Guarantee, has been taken.

We express no opinion as to the enforceability of any party’s obligations under any of the Transaction Documents.

The opinions expressed in this letter are rendered as of the date hereof and are based on statutory and case law in effect as of the date hereof. We undertake no obligation to advise you of any change in any matters herein, whether legal or factual, after the date hereof.

                 , 2010

IRS Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, we inform you that, unless specifically indicated otherwise, any tax advice contained in this communication was not intended or written to be used, and cannot be used, for the purposes of (1) avoiding tax-related penalties under the Internal Revenue Code, or (2) promoting, marketing or recommending to another party any tax-related matter addressed herein.

Very truly yours,

WATKINS LUDLAM WINTER & STENNIS, P.A.

By:
Aileen S. Thomas, Shareholder